                                                                  EXHIBIT 10.32

                                                                  Execution Copy

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

          AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 30, 2001, between Intersil Holding Corporation, a Delaware corporation formerly known as HSS Holding Corporation (the "Company"), and Gregory L. Williams ("Executive").

                                   Background
                                   ----------

          The Company and Executive, as parties to that certain Employment Agreement by and between Executive and the Company, dated August 7, 1999, desire to amend and restate such Employment Agreement in accordance with the terms and conditions as set forth herein.

                                      Terms
                                      -----

          In consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

             1. Position. During the term of his employment with the Company
                --------
hereunder, Executive shall serve as Chief Executive Officer of the Company and Intersil Corporation, formerly known as HSS Operating Company, a wholly-owned subsidiary of the Company ("Intersil").

          Executive shall diligently devote his entire business skill, time and effort to his employment hereunder; provided, however, that he shall be entitled
                                    --------  -------
annually to at least four weeks vacation and sick leave pursuant to policies adopted by the Company from time to time for senior executive officers of the Company. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Executive's obligations hereunder, Executive may (a) serve as a director, trustee, officer or volunteer for one or more charitable or non-profit entities and as a director of not more than two for profit business corporations so long as such entities are not, directly or indirectly in competition with the Company, any subsidiary of the Company, or any entity directly or indirectly controlled by the Company or any such subsidiary (an "Affiliate"); and (b) acquire solely as an investment any securities so long as (i) he remains a passive investor in such entity and (ii) such entity is not, directly or indirectly, in competition with the Company or any Affiliate; provided, however, that the foregoing clause (ii) shall not
               --------  -------
prohibit Executive from acquiring as an investment up to five percent (5%) of any issuer's outstanding publicly traded securities.

          Unless he consents in writing, Executive will not be required to relocate to a place of employment more than twenty (20) miles from Irvine, California.
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          2.  Term of Employment. Executive's term of employment by the Company
              ------------------
under this Agreement began on August 13, 1999 and shall continue for a period of 60 months (the "Employment Term") (the termination date being hereafter referred to as the "Normal Termination Date") and shall continue for successive additional 12 month periods thereafter (each continued term, the "Extended Employment Term") unless (x) written notice is given by either party to the other at least ninety (90) days prior to the then current termination date that it or he does not wish to renew this agreement, or (y) sooner terminated as hereinafter provided. Notwithstanding any provisions to the contrary herein, it is expressly agreed that Executive may in his sole discretion resign and terminate the Employment Term or the Extended Employment Term at any time upon ninety (90) days advance written notice to the Company.

          3.  Compensation. As compensation for the services contemplated
              ------------
hereby, Executive shall receive during the Employment Term and each Extended Employment Term a base salary which, as of June 27, 2000, was equal to $550,000 per annum, to be paid semi-monthly in equal installments. Such salary rate shall be subject to annual merit increase reviews by the Board of Directors (such salary as adjusted from time to time being the "Base Salary"); it being understood that the Board of Directors shall in good faith consider appropriate increases in the compensation of the Executive if the duties and responsibilities of the Executive are substantially expanded (other than through a Change in Control as defined in Section 12(b)).

          4.  Bonus. In addition to the compensation provided to Executive in
              -----
Section 3 hereof, Executive shall receive, during the Employment Term and each Extended Employment Term, at the discretion of the Board of Directors, and subject to annual review, an annual performance bonus based on individual criteria and/or executive incentive programs to be determined from time to time by the Board of Directors (the "Performance Bonus").

          5.  Employment Benefits. Executive shall be entitled to participate,
              -------------------
during the Employment Term and each Extended Employment Term, in all medical benefit plans, hospitalization plans, group life insurance, long term disability or other employee welfare benefit plans (collectively, the "Group Insurance Plans") and any pension plans (including any supplemental employee retirement plans) and any plan for the reimbursement of legal, financial and medical expenses that may be provided by the Company or its subsidiaries to senior executive officers from time to time during the Employment Term or Extended Employment Term, as the case may be. Whenever Executive or Executive's spouse or dependents are entitled to participate in Group Insurance Plans pursuant to the terms of this Agreement, the terms of such participation (including costs) shall be at least as favorable to Executive and Executive's spouse and dependents as those at the time afforded to the Company's senior executive officers.

          6.  Expenses; Other Benefits.
              ------------------------

          (a) The Company shall pay or reimburse Executive for any expenses reasonably incurred by him in furtherance of his duties hereunder, including, but not limited to, reasonable expenses for traveling, meals and hotel accommodations, and business related entertainment upon submission by him of appropriate documentation thereof, all so prepared in

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compliance with such policies and procedures relating thereto as the Company may from time to time adopt.

          (b) The Company shall reimburse Executive for legal fees and expenses incurred by Executive in connection with the negotiation and execution of this Agreement and related matters in an amount not to exceed $17,000.

          (c) The Company shall pay, at the Executive's direction, or reimburse the Executive for up to $5,000 per year of the Employment Term and Extended Employment Term for tax and estate planning expenses incurred by the Executive.

          7.  Termination.
              -----------

          (a) Termination by Company for Cause or Without Cause. The Company may
              -------------------------------------------------
terminate this Agreement and (except as provided below, including without limitation, in this Section 7 and Section 12) all of the Company's obligations hereunder, either for "Cause" or "Without Cause." Such termination shall be effected by notice thereof delivered by the Company to Executive, and shall be effective as of the date of such notice. In the event that Executive is terminated by the Company for Cause, Executive shall be entitled to receive all Base Salary earned and accrued to the date of termination, but all other rights of Executive hereunder shall terminate as of the effective date of Executive's termination, except as otherwise provided by law.

          In the event that Executive is terminated by the Company Without Cause, the Company shall pay to the Executive within 14 days following the date of the employment termination, an aggregate amount equal to the following: (i) one (1) times the Executive's Base Salary in effect on the date of the employment termination, (ii) one (1) times the Executive's target Performance Bonus for the year in which he was terminated and (iii) Executive shall also be fully vested in all stock options granted pursuant to any Company stock option plan or other agreement and shall have the full option term to exercise such fully vested options, and Executive and his spouse and dependents shall be entitled to continue to participate in the Group Insurance Plans during the twelve (12) months succeeding the date of termination (the "Continuation Period"). As a condition to the receipt of the payments and benefits described in this Section 7(a) and under Section 12, the Executive shall be required to execute a release of all claims arising out of the Executive's employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Company under any indemnification agreement with the Company, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage. The obligation of the Company to provide the payments and benefits described in this Section 7(a) and under Section 12 shall cease, and all unexercised stock options shall terminate, at such time as the Executive materially breaches any of the provisions of Sections 8 or 9.

          As used herein, (i) "Cause" means (A) Executive's conviction of a felony which constitutes a crime involving moral turpitude and results in harm to the Company or any of its

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Affiliates; or (B) a judicial determination that Executive has committed fraud, misappropriation or embezzlement against any person; or (C) Executive's failure to comply with the material terms of this Agreement and/or Executive's willful or gross and repeated neglect of duties hereunder, or willful or gross and repeated misconduct in the performance of such duties, in each instance so as to cause material harm to the Company or any of its Affiliates, determined in good faith by its Board of Directors and after written notice to Executive by the Board of Directors specifying the manner in which the Board of Directors believes that such failure, neglect or misconduct has occurred; and the failure by Executive to cure such failure, neglect or misconduct within thirty (30) days after written notice from the Board of Directors and, if requested by Executive within such 30-day period, after Executive has had the opportunity to meet and discuss such failure with such Board of Directors, and (ii) "Without Cause" means any termination of Executive's employment other than for Cause, resignation (other than resignation upon a Demotion or Company Default as defined below), Total Disability or death, and (except in the event of a Change in Control, which shall be governed exclusively by the provisions of paragraph
12), shall include Executive's resignation in connection with (y) a material and substantial diminution of Executive's duties and authorities hereunder, as compared with his duties and authorities as of the date hereof, a demotion from the office of Chief Executive Officer or the Executive being required to report to any party other than a non-executive Chairman of the Board and the Company's Board of Directors, (individually or collectively, a "Demotion") and (z) any material failure by the Company to comply with the terms of this Agreement after written notice by Executive to the Board of Directors specifying the manner in which Executive believes that such failure has occurred, and the failure by the Company to cure such failure within thirty (30) days after such written notice from Executive (a "Company Default"). Executive may resign in the event of a Demotion or Company Default.

          Upon any termination or expiration of Executive's employment, the Company shall promptly pay to Executive all accrued vacation pay, including without limitation, any vacation pay attributable to unused vacation time accrued prior to the date of this Agreement to the extent required by the Company's policies as then in effect.

               (b) Resignation of Executive. In the event that Executive resigns
                   ------------------------
during the Employment Term or any Extended Employment Term, Executive shall be entitled to receive all Base Salary earned and accrued to the date of termination and a pro rata portion of any Performance Bonus or other incentive compensation for (and based on the results of) the year in which such termination occurs, but (except in the case of resignation due to a Company Default, Total Disability or following a Demotion) all other rights of Executive hereunder shall terminate as of the date of Executive's termination, except as otherwise provided in Section 12 or by law.

               (c) Executive's Total Disability. In the event that Executive is
                   ----------------------------
terminated by the Company or Executive resigns due to Executive's Total Disability, Executive shall be entitled to receive all Base Salary earned and accrued to the date of termination or resignation plus Base Salary for a period of 12 months following the date of termination or resignation as and when the same would otherwise have been payable had Executive not been

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terminated or not resigned, and a pro rata portion of any Performance Bonus for the year in which Executive is terminated which shall be payable at the time such bonus would have otherwise been payable had Executive not been terminated or not resigned, and Executive and his spouse and dependents shall be entitled to continue to participate in the Group Insurance Plans for a period of 12 months following the date of termination or resignation (such term, the "Disability Continuation Period"), but all other rights of Executive hereunder shall terminate as of the date of Executive's termination or resignation, except as otherwise provided by law.

          As used herein, "Total Disability" shall mean any physical or mental ailment or incapacity as determined by a licensed physician agreed to by the Company and Executive (or, in the event that Executive and the Company cannot so agree, by a licensed physician agreed upon by a physician selected by Executive and a physician selected by the Company), which prevents Executive from performing the duties incident to Executive's employment hereunder which has continued for a period of either (i) ninety (90) consecutive days in any 12-month period or (ii) one hundred eighty (180) total days in any 12-month period, and which is expected to be of permanent duration. Executive shall permit such physician to examine Executive from time to time prior to Executive's being determined to be Totally Disabled, as reasonably requested by the Company, to determine whether Executive has suffered a Total Disability hereunder.

               (d) In the event that Executive dies during the Employment Term or any Extended Employment Term, Executive's estate shall be entitled to receive all Base Salary earned and accrued to the date of death plus Base Salary for a period of 12 months following the date of death as and when the same would otherwise have been payable had Executive not died, and a pro rata portion of any Performance Bonus for the year in which Executive is terminated which shall be payable at the time such bonus would have otherwise been payable had Executive not died, and his spouse and dependents shall be entitled to participate in the Group Insurance Plans for a period of 12 months following the date of Executive's death, as well as any other benefits payable under any then current life insurance policy provided to Executive pursuant to Section 5 hereof, but all other rights of Executive hereunder shall terminate, except as otherwise provided by law.

               (e) Treatment of Options and Restricted Stock. If Executive's
                   -----------------------------------------
employment hereunder is terminated for any reason, Executive's rights and obligations with respect to any outstanding restricted stock or option grants shall be as set forth in the applicable grant document and plan governing such grant except as expressly modified by this Agreement.

               (f) Non-Renewal. In no event shall the expiration of the
                   -----------
Employment Term or Extended Employment Term, by virtue of either party's having given notice of non-renewal pursuant to Section 2, constitute termination of the Executive Without Cause.

               8.  Protection of Confidential Information.
                   --------------------------------------

               (a) Covenant. Executive acknowledges that his employment by the
                   --------
Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company and its Affiliates, including information concerning the

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Company's finances and operating results, its markets, key personnel, operational methods and other business affairs and methods, technical data, computer software and other proprietary intellectual property, other information not readily available to the public, and plans for future developments relating thereto. Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, Executive covenants and agrees that he will:

                    (i) keep secret all confidential matters of the Company and its Affiliates known to him which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company and its Affiliates, wherever located, either during or after the term of this Agreement except with the Company's prior written consent.

                    (ii) promptly disclose to the Company, and that the Company will own all right, title and interest in, all inventions, computer software and other intellectual property (the "Intellectual Property") which he conceives or develops during the course of his employment (excluding that which he conceives or develops without the use of the time, resources or facilities of the Company or its Affiliates and which does not relate to the past, present or prospective activities of the Company or its Affiliates), will affix appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation, and will execute such further assignments and other documents as the Company considers necessary to vest, perfect, patent, maintain or defend the Company's right, title and interest in the Intellectual Property; and

                    (iii) deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, reports, computer discs and other documents (and all copies thereof) relating to the business of the Company or its Affiliates which he obtained or developed while employed by, or otherwise serving or acting on behalf of, the Company or its Affiliates and which he may then possess or have under his control or relating to the Intellectual Property; provided, however, that in the event of any dispute between the Company and Executive in relation to the termination of his employment by the Company, Executive may retain copies of the foregoing to be used solely in connection with any arbitration or judicial proceeding to resolve such dispute; provided further, however, Executive shall immediately upon the resolution of such dispute deliver all such retained copies to the Company.

               (b)  Covenant. During the Employment Term, any Extended
                    ---------
Employment Term, any Continuation Period or Disability Continuation Period and any Restriction Period, Executive will not (i), directly or indirectly, engage in any activity in competition with the Company or its Affiliates or (ii) plan, or otherwise take, any preliminary steps, either alone or in concert with others, to set up or engage in any semiconductor manufacturing or designing in competition with the Company or its Affiliates. During the Employment Term, any Extended Employment Term and for two years after the termination of the Employment Term or any Extended Employment Term, Executive will not, either directly or indirectly, either alone or in concert with others, solicit or entice any employee of or consultant

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to the Company or its Affiliates to leave the Company or its Affiliates or work for anyone in competition with the Company or its Affiliates or solicit, entice or in any way divert any customer or supplier to do business with any business entity in competition with the Company or its Affiliates. In the event of termination of the Employment Term or any Extended Employment Term, during the Restriction Period, Executive will not accept any employment or engage in any activities competitive with the Company or its Affiliates, if the loyal and complete fulfillment of the duties of the competitive employment or activities would inherently call upon Executive to reveal Propriety Information to which Executive had access or learned during his Employment. As used herein, "Proprietary Information" shall mean information generally unavailable to the public that has been created, discovered, developed, or otherwise become known to the Company or any of its subsidiaries or in which property rights have been assigned or otherwise conveyed to the Company or any of its subsidiaries, which information has material economic value or potential material economic value to the business in which the Company or any of its subsidiaries is or will be engaged. Proprietary Information shall include, but not be limited to trade secrets, processes, formulas, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, all technical data, customer and supplier lists, and any modifications or enhancements thereto, programs, and information (whether or not necessarily in writing) which has actual or potential economic value to the Company or any of its subsidiaries.

                    (c)  Specific Remedy. If Executive commits a breach of any
                         ---------------
of the provisions of Section 8, the Company and its Affiliates shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and that money damages will not provide an adequate remedy to the Company and its Affiliates.

                    (d) The restrictions set forth in this Section 8 will in no event preclude Executive from working in the semiconductor industry and making use of his general knowledge of such industry after expiration or termination of the Employment Term, and any Extended Employment Term, Continuation Period or Disability Continuation Period so long as Executive does not use or disclose any information of the Company in violation of this Section 8.

                    9.   Covenant Not to Compete.
                         -----------------------

                    (a)  Covenant. (i) During the Employment Term, any Extended
                         --------
Employment Term and any Continuation Period or Disability Continuation Period, and upon termination of the Employment Term or any Extended Employment Term, during the Restriction Period, Executive will not directly or indirectly, engage in, represent in any way, be connected with, become employed by or have any interest in any business or activity competing in any manner with any businesses carried on by the Company or its Affiliates (other than an Affiliate that became an Affiliate only at the time of Executive's termination) during the Employment Term and any Extended Employment Term and at the time of Executive's termination, and (ii) during the Employment Term, any Extended Employment Term, and for two years after the

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termination of the Employment Term or any Extended Employment Term, Executive
will not solicit, employ, retain as a consultant, interfere with or attempt to entice away from the Company or its Affiliates any individual who is, has agreed to be or within six months of such solicitation, employment, retention, interference or enticement has been, employed or retained by the Company or any of its Affiliates in a senior executive capacity. As used herein, (in the event that there is no Continuation Period or Disability Continuation Period) "Restriction Period" means one year following the date of termination of the Employment Term or Extended Employment Term, as the case may be provided that there will be no Restriction Period if Executive's employment with the Company terminates following a notice of non-renewal by the Company pursuant to Section 2.

                    (b)  Specific Remedy. If Executive commits a breach of the
                         ---------------
provisions of paragraph 9(a), the Company and its Affiliates shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and that money damages will not provide an adequate remedy to the Company and its Affiliates.

                    (c)  Certain Definitions. For purposes of applying Sections
                         -------------------
8 and 9, during any Continuation Period, Disability Continuation Period or Restriction Period, "in competition with", "competitive with" or "competing" shall mean the provision of products or services to customers or markets intended to address the same needs as those products or services provided by the Company or its Affiliates at the time of Executive's termination.

               For purposes of applying Sections 8 and 9 to any Continuation Period or Disability Continuation Period or Restriction Period, "Affiliates" of the Company shall (i) be determined as of the earlier of the date of termination of Executive's employment with the Company or Executive's notice of resignation to the Company and (ii) include any subsidiary of the Company, or any entity directly or indirectly controlled by the Company or any such subsidiary as of such date.

                    (d)  Default on Obligations. In the event that the Company
                         ----------------------
defaults on the making of any severance payment required to be made by Section 7 or 12, Executive may give the Company notice of such default and of his intention to terminate the provisions of Sections 8(b) and 9(a) if such default has not been cured within sixty (60) days. If the Company fails to cure such default within such sixty-day period Executive's obligations under Sections 8(b) and 9(a) shall terminate and the Company's obligations under Sections 7 and 12 shall terminate, effective as of the end of such sixty-day period.

                    (e)  Supercede Prior Provisions. The provisions of any other
                         --------------------------
agreements between the parties concerning non-competition, non-solicitation and confidentiality obligations of Executive, including without limitation those contained in the Securities Purchase and Holders Agreement dated August 13, 1999 are hereby modified, amended, superceded and replaced by the provisions of Sections 8 and 9 hereof.

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                    10.  Right of Indemnification. The Company hereby agrees to
                         ------------------------
indemnify the Executive as Chief Executive Officer, director and representative of the Company and its affiliates to the fullest extent permitted under the laws of the State of Delaware, as the same now exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than provided by the laws of the State of Delaware prior to such amendment), in the event the Executive is made a party or is threatened to be made a party to, or is involved in or called as a witness in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom. The Company agrees that such indemnification shall cover all expenses incurred by the Executive (including, but not limited to, attorneys' fees and expenses) and all liabilities and losses incurred by the Executive in connection therewith. The right of indemnification contained herein shall survive the termination of this Agreement. In addition to the foregoing rights of indemnification, Executive shall be entitled to any greater or extended indemnification rights granted by the Company to any of its other officers, directors or agents in their capacity as such.

                    11.  Independence, Severability and Non-Exclusivity. Each of
                         ----------------------------------------------
the rights and remedies enumerated in paragraphs 8(c) and 9(b) shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company or its Affiliates under the law or in equity. If any of the provisions contained in paragraph 8(a), 8(b) or 9(a) or if any of the rights or remedies enumerated in paragraph 8(c) or 9(b) is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If any of the provisions contained in paragraph 8(a), 8(b) or 9(a) is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable.

                    12.  Change in Control. (a) (i) In the event of a Change in
                         -----------------
Control, an amount equal to three times the cash severance payment under the second paragraph of Section 7(a) will be paid to the Executive in lieu of the amount otherwise owing under such paragraph, in a lump sum within fourteen (14) days after such Change in Control if Executive's employment with the Company is terminated by the Company or Executive in connection with such Change in Control. For purposes of this Section 12(a)(i), if Executive notifies the Company of his resignation within ninety (90) days after any Change in Control, he shall be entitled to payment of the lump sum described in the preceding sentence within fourteen (14) days after the later of such Change in Control or the Company's receipt of Executive's notice of resignation. If Executive is employed by the Company at the time of a Change in Control or if his employment with the Company was terminated no more than six (6) months before the Change in Control by the Company Without Cause, Executive's stock options shall vest upon a Change in Control and Executive shall have the full option term to exercise such stock options. For purposes of this Section 12, termination of employment Without Cause shall include without limitation any Demotion or any termination by Executive due to a Demotion or Company Default.

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

                         (ii)   In the event that Executive resigns within
thirty (30) days of a Demotion that occurs in connection with a significant acquisition or business combination transaction (whether by way of merger, consolidation or otherwise) that does not result in a Change in Control, an amount equal to three (3) times the cash severance payment will be paid to Executive in lieu of the amount otherwise owing under the second paragraph of
Section 7(a) as follows: one-third within 14 days of termination; one-third on the first anniversary of termination and one third on the second anniversary of termination.

                         (iii)  In the event that Executive is entitled to
receive severance payments under Section 12(a), Executive shall also be fully vested in all stock options granted pursuant to any Company stock option plan or other agreement and shall have the full option term to exercise such fully vested options and Executive and his spouse and dependents shall be entitled to continue to participate in the Group Insurance Plans for a period of 12 months following the date of Executive's termination of employment.

                    (b) As used herein, (x) prior to the repayment, repurchase, reduction or defeasance of all of the outstanding Senior Subordinated Notes issued by the Company under the Indenture, dated August 13, 1999 between the Company and United States Trust Company of New York, as Trustee, as amended from time to time (the "Indenture"), "Change in Control" shall have the meaning set forth in the Indenture and (y) after the repayment, redemption or defeasance of all of the outstanding Senior Subordinated Notes issued by the Company under the Indenture, "Change in Control" shall mean:

                         (i)    the sale, transfer, conveyance or other
disposition (other than by way of merger or consolidation), in one or more transactions, of all or substantially all of the assets of the Company or its affiliates to any person or group (as defined in Section 13(d)(iii) of the Securities Exchange Act of 1934);

                         (ii)   The consummation of any transaction or
transactions (including, without limitation, any merger or consolidation) the result of which is that any person or group (as defined in Section 13(d)(iii) of the Securities Exchange Act of 1934), other than Citicorp Venture Capital Ltd. ("CVC"), CCT Partners VI, LP ("CCT") and their affiliates, becomes the beneficial owner, directly or indirectly, of more (A) than 50% of the voting stock of the Company or (B) of the common stock of the Company than CVC, CCT and their affiliates; or

                         (iii)  The adoption of a plan relating to the
liquidation or dissolution of the Company.

                    (c)  Parachute Payments.
                         ------------------

                         (i)    Tax Restoration Payment. In the event it is
                                -----------------------
determined that any payment, benefit or distribution made under Section 12(a) of this Agreement to or for the benefit of the Executive by the Company, any person who acquires ownership or effective control of the Company, or ownership of a substantial portion of the assets of the Company (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the

"Code"), and the regulations thereunder) or any affiliate of such person (the "Total Payments") would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as , the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Tax Restoration Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Tax Restoration Payment, the Executive retains an amount of the Tax Restoration Payment equal to the Excise Tax imposed upon the Total Payments.

                         (ii)   Determination by Accountant. All mathematical
                                ---------------------------
determinations and determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code), in each case which determinations are required to be made under this Section 12, including whether a Tax Restoration Payment is required, the amount of such Tax Restoration Payment, and amounts relevant to the last sentence of this Section 12, shall be made by an independent accounting firm selected by the Executive from amount the largest five accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide to the Company and to the Executive its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Tax Restoration Payment and any other relevant matter, within ten (10) days after termination of the Executive's employment, if applicable, or at such earlier time following termination of employment as is requested by the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise
Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. If a Tax Restoration Payment is determined to be payable, it shall be paid to the Executive within ten (10) days after the Determination is delivered to the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error.

As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Tax Restoration Payments not made by the Company and members of the Company should have been made ("Underpayment"), or that Tax Restoration Payments will have been made by the Company and members of the Company that should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the Company promptly shall pay, or cause to be paid, the amount of such Underpayment to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (1) Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or recovered as a refund from the applicable taxing authorities and (2) this provision shall be interpreted in a manner consistent with the intent of Section 12(c), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount that is less than the Overpayment.

               13.  Vesting. Due to the consummation of a Public Offering, the
                    -------
Incentive Shares held by Investor are fully vested in accordance with the Securities Purchase and Holders Agreement, dated as of August 13, 1999 (the "Securities Purchase Agreement") among the Company, Intersil, Harris Far East Ltd. and the Management Investors named therein, and are not subject to the restrictions set forth in Section 7.2(a)(ii) of the Securities Purchase Agreement, dated as of August 13, 1999 (the "Securities Purchase Agreement") among the Company, Intersil, Harris Far East Ltd. and the Management Investors named therein. Capitalized terms used in this paragraph 13, but not defined herein shall have the meanings ascribed to them in the Securities Purchase and Holders Agreement.

               14.  Assignment of Executive Benefits; Successors and Assigns.
                    --------------------------------------------------------
Absent the prior written consent of the Company, and subject to the laws of descent and distribution, Executive shall have no right to exchange, convert, encumber or dispose of the rights of Executive to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferable. This Agreement shall inure to the benefit of and shall be binding upon the Company and Executive and, subject to the preceding sentence, their respective heirs, executors, personal representatives, successors and assigns. Nothing in this paragraph 14, however, shall prevent Executive from making assignments or transfers for purposes of personal estate planning.

               15.  Notices. All notices hereunder shall be given in writing by
                    -------
personal delivery or by registered or certified mail addressed to the Company at its principal place of business and to Executive at his residence address as then listed in the Company's records.

               16.  Arbitration. Except as otherwise provided in Section 12(c)
                    -----------
and in the enforcement of Sections 8 and 9, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon such award rendered by the arbitrators(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Dallas, Texas unless another location shall be mutually agreed to by the parties at the time of arbitration. In any dispute between the parties as to which Executive is sustained on the claim(s) by or against him, the Company shall pay all legal fees and other related expenses incurred by Executive in connection with the dispute over such claim(s). If more than one claim is involved in any dispute and if Executive is sustained as to one or more of such claims but not as to all of such claims, there shall be a reasonable allocation of applicable expenses. The Company will reimburse Executive for those legal expenses and other related expenses determined by the arbitrator(s) or by the consent of the parties to be allocable to the claim or claims as to which Executive is upheld.

               17.  General.
                    -------

               (a)  Governing Law. This Agreement shall be governed by, and
                    -------------
construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

               (b)  Captions. The section headings contained herein are for
                    --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (c)  Entire Agreement. This Agreement sets forth the entire
                    ----------------
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties including the Employment Agreement by and between Executive and the Company, dated August 7, 1999.

               (d)  No Other Representations. No representation, promise or
                    ------------------------
inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

               (e)  Amendments; Waivers. This Agreement may be amended,
                    -------------------
modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

               (f)  Consent to Jurisdiction. The Company and Executive agree
                    -----------------------
that any legal action or proceeding with respect to this Agreement or any agreement, certificate or other instrument entered into in contemplation of the transactions contemplated by this Agreement, or any matters arising out of or in connection this Agreement or such other agreement, certificate or instrument, and any action for the enforcement of any judgment in respect thereof, may be brought in the state or federal courts located in Dallas, Texas. By execution and delivery of this Agreement, each of the Company and Executive irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his or its address referred to herein. The Company and Executive hereby irrevocably waive any objection which he or it may now or hereafter have to the laying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waive and agree, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.


          IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the 30th day of March, 2001.

                          INTERSIL HOLDING CORPORATION



                          By: /s/   Stephen M. Moran
                             -----------------------------------
                             Name:  Stephen M. Moran
                             Title: Vice President, General
                                    Counsel and Secretary



                              /s/   Gregory L. Williams
                             ------------------------------------
                                    Gregory L. Williams